Exhibit 99.2

MBBS SA
BALANCE SHEETS

	December 31,
	2007	2006
ASSETS	USD	USD
Current Assets:
Cash and cash equivalents	$ 988,241	$50,394
Short-term investments	443,774	-
Accounts receivable, net of allowances of $18,895 at December 31, 2007 and $6,274 at December 31, 2006	236,533	122,791
Other receivables	55,835	67,044
Prepaid expenses and other current assets	8,053	32,481
Inventories	402,325	345,741
Total current assets	2,134,761	618,451

Restricted cash	2,873	2,654
Assets held for sale	177,510	-
Property, plant and equipment, net	308,863	792,905
Total assets	$ 2,624,007	$1,414,010

LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIENCY)

Current Liabilities:
Trade accounts payable	$ 115,322	$198,916
Advances from customers	-	13,368
Deferred revenue	48,815	96,746
Accrued expenses and other liabilities	172,150	195,346
Bank credit	-	2,295,646
Loans from shareholders	1,637,526	11,713,673
Total current liabilities	1,973,813	14,513,695

Pension liabilities	119,151	375,765
Total liabilities	2,092,964	14,889,460

COMMITMENTS AND CONTINGENCIES (NOTE 14)

Shareholders' Equity (Deficiency):
Common stock, $0.83 par value;	2,278,645	3,357,140
- shares authorized; 4'086'000 and 6'880'000, respectively
- shares issued and outstanding; 2'800'000 and 5'594'000, respectively
Additional paid-in capital	17,107,947	1,875,823
Accumulated deficit	(19,546,539)	(19,236,544)
Accumulated other comprehensive income	690,990	528,131
Total shareholders' equity (deficiency)	531,043	(13,475,450)
Total liabilities and shareholders' equity (deficiency)	$ 2,624,007	$1,414,010

The accompanying notes are an integral part of these financial statements.

MBBS SA
STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME

	Year Ended December 31,
	2007	2006
	USD	USD

NET REVENUES	$972,116	$977,088

COST OF GOODS SOLD	593,660	713,013

GROSS PROFIT	378,456	264,075

OPERATING EXPENSES:
Research and development	1,009,704	1,306,519
Marketing and selling	702,447	849,253
General and administration	601,875	847,906
Impairment loss	64,383	-
TOTAL OPERATING EXPENSES	2,378,409	3,003,678

OPERATING INCOME (LOSS)	(1,999,953)	(2,739,603)

OTHER INCOME (EXPENSES):
Gain on extinguishment of debt	2,249,220	-
Loss on extinguishment of debt	(286,753)	-
Interest income (expense)	(271,803)	(576,500)
Foreign exchange gain (loss)	(706)	(1,597)
TOTAL OTHER INCOME (EXPENSES)	1,689,958	(578,097)

INCOME (LOSS) BEFORE INCOME TAX	(309,995)	(3,317,700)

Provision for (benefit from) income taxes	-	53,947

NET INCOME (LOSS)	$(309,995)	$(3,371,647)

OTHER COMPREHENSIVE INCOME (LOSS):
Change in pension liability:
Actuarial gain (loss), net of tax of $0 in 2007 and $0 in 2006	292,846	-

Foreign currency translation adjustments	(129,987)	(351,613)

COMPREHENSIVE INCOME (LOSS)	$(147,136)	$(3,723,260)

BASIC AND DILUTED WEIGHTED AVERAGE SHARES	4,197,000	5,594,000

INCOME (LOSS) PER SHARE	(0.07)	(0.60)

The accompanying notes are an integral part of these financial statements.

MBBS SA
STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIENCY)
					Accumulated Other	Total
	Common Stock		Additional	Accumulated	Comprehensive	Stockholders'
	Shares	Amount	Paid in Capital	Deficit	Income (Loss)	Equity (Deficiency)
		USD	USD	USD	USD	USD
Balance, December 31, 2005	5,594,000	$3,357,140	$1,692,657	$(15,864,897)	$908,370	$(9,906,730)

Adoption of SFAS No. 158 (Note 9)	-	-	-	-	(28,626)	(28,626)

Foreign currency translation adjustments	-	-	-	-	(351,613)	(351,613)

Imputed interest on shareholder's loan A	-	-	120,449	-	-	120,449

Interest on shareholder's loan B	-	-	62,717	-	-	62,717

Net income (loss)	-	-	-	(3,371,647)	-	(3,371,647)

Balance, December 31, 2006	5,594,000	3,357,140	1,875,823	(19,236,544)	528,131	(13,475,450)

Capital decrease	(5,594,000)	(3,357,140)	3,357,140	-	-	-

Capital increase - shares issued as loan settlement	727,482	592,026	-	-	-	592,026

Capital increase - shares issued for cash	2,072,518	1,686,619	-	-	-	1,686,619

Shares issuance costs	-	-	(28,197)	-	-	(28,197)

Interest on shareholder's loan B	-	-	38,528	-	-	38,528

Extinguishment of shareholders' loans	-	-	11,864,653	-	-	11,864,653

Foreign currency translation adjustments	-	-	-	-	(129,987)	(129,987)

Change in pension liability, net of tax of $0	-	-	-	-	292,846	292,846

Net income (loss)	-	-	-	(309,995)	-	(309,995)

Balance, December 31, 2007	2,800,000	$2,278,645	$17,107,947	$(19,546,539)	$690,990	$531,043

The accompanying notes are an integral part of these financial statements.

MBBS SA
STATEMENTS OF CASH FLOWS

	Year Ended December 31,
	2007	2006
	USD	USD
Cash flows from operating activities:
Net income / (loss)	$(309,995)	$(3,371,647)
Adjustments to reconcile net income (loss) to net cash flows used in operating activities:
Depreciation and amortization	299,817	326,675
Impairment loss	64,382	0
Interest expense	320,605	464,595
(Gain) / loss on extinguished bank debt	(1,962,467)	0
Changes in operating assets and liabilities:
Accounts receivable	(97,244)	74,586
Other receivables	15,716	17,424
Prepaid expenses and other current assets	25,445	(235)
Inventories	(26,324)	86,229
Trade accounts payable	(93,872)	112,507
Accrued expenses and other liabilities	(36,905)	84,672
Advances from customers	(13,584)	(68,382)
Deferred revenue	(52,483)	(94,672)
Pension liabilities	22,879	4,653
Net cash used for operating activities	(1,844,030)	(2,363,595)

Cash flows from investing activities:
Short-term investment	(416,522)	-
Purchase of property, plant & equipment	(15,062)	(45,042)
Change in restricted cash	-	11,729
Net cash used for investing activities	(431,584)	(33,313)

Cash flows from financing activities:
Proceeds from issuance of common shares, net of issuance costs	1,658,422	-
Proceeds from shareholders	1,536,967	2,408,981
Repayment of bank credit	(83,304)	-
Net cash provided by financing activities	3,112,085	2,408,981

Net increase in cash and cash equivalents	836,471	12,073
Effect of exchange rate fluctuations on cash and cash equivalents	101,376	3,111
Cash and cash equivalents at beginning of period	50,394	35,210
Cash and cash equivalents at the end of period	$988,241	$50,394

Supplemental disclosure of cash flow information
Cash paid during period for taxes	-	58,629
Cash paid during period for interests	-	-
Capital increase through conversion of shareholder's loan	592,026	-
Extinguishment of loans from shareholders	11,864,653	-

The accompanying notes are an integral part of these financial statements.

MBBS SA

NOTES TO FINANCIAL STATEMENTS

NOTE 1. ORGANIZATION AND NATURE OF OPERATIONS

MBBS SA  (“the Company” or “MBBS”) was incorporated on May 8, 2000 in Cortaillod Switzerland, under Swiss laws and has its principal executive office at Avenue François-Borel 17, 2016 Cortaillod, Switzerland. Microcid SA was created on May 12, 1998 and partnered closely, i. e. supplier and customer contracts existed between Microcid and MBBS, and was instrumental to the early development of the technology. MBBS Holding SA was created by MBBS shareholders subsequently on September 4, 2000 and held 100% in MBBS SA and 15% in Microcid SA. The Company purchased the remaining 85% in Microcid SA common stock at December 31, 2001. In June 2007, the 3 companies merged into MBBS Holding SA and the resulting Company was renamed to MBBS SA.

MBBS is the supplier of global through-metal RFID (Radio Frequency Identification) solutions. This unique and patented technology is used for a large variety of applications in the medical and industrials sectors. MBBS develops and manufactures both RFID TAGs and RFID readers. This combination of skills enables MBBS to provide its customers with standard or custom designed RFID solutions.

NOTE 2. FUTURE OPERATIONS

               The Company has experienced losses from operations and anticipates incurring losses in the near future. The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company incurred a net operating loss of $1,999,953 and a negative cash flow from operations of $1,844,030 for the year ended December 31, 2007, and had a working capital of $160,948 at December 31, 2007.  These matters raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                The Company has had negative cash flows from operations to date and has been dependent on equity and debt financing.  Management believes that the Company currently does not have adequate cash resources to fund anticipated cash requirements through December 31, 2008; and, therefore, the Company will have to raise additional funding through loans and equity contributions. The Company's ability to continue its operations and market and sell its products and services will depend on the Company's ability to raise additional financing. If the Company is unable to obtain such financing, the Company will not be able to continue its business. Any additional equity financing may be dilutive to shareholders, and debt financing, if available, will increase expenses and may involve restrictive covenants. The Company will be required to raise additional capital on terms which are uncertain, especially under the current capital market conditions. Under these circumstances, if the Company is unable to obtain capital or is required to raise it on undesirable terms, it may have a material adverse effect on the Company's financial condition.

                As of September 30, 2008, MBBS received a loan in the amount of $189,072 and expects to receive other funds of $852,192 as loans in the fourth quarter of 2008 from one of its pre-acquisition majority shareholders. These funds will be forgiven immediately after they are granted and be used to fulfill MBBS's immediate cash needs through the end of the 2008 fiscal year. Management believes that in order to continue operating for the next 12 months, the Company expects to obtain cash from internal sources of $0 and needs an additional external financing of $2,500,000.  During the next twelve months MBBS does not expect to generate sufficient cash flow from its operations.  If we do not succeed in raising capital in the near future, we will not have sufficient funds to continue operations.

NOTE 3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Accounting

The accompanying financial statements have been prepared in accordance with  accounting principles generally accepted in the United States of America ("U.S. GAAP") and include for 2006 the following subsidiaries: MBBS SA and Microcid SA. In 2007, after the merger between MBBS SA, Microcid SA and MBBS Holding SA, the Company presents single financial statements. The Company’s functional currency is the Swiss franc.

In 2007, a restructuring of the Company occurred before the merger took place. A decision was made by the shareholders of the Company to cancel part of their loan at a global amount of $11,864,653. Bank credits were also cancelled in the amount of $2,249,220. Following this extinguishment of debts, the common stock as at June 30, 2007 decreased from $3,357,140 to $0, and subsequently increased to $2,278,245. This increase was performed through the conversion of shareholders’ loan for $592,026 and cash input of $1,686,619.

Use of Estimates

The preparation of financial statements in conformity with United States generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying disclosures of the Company. Although these estimates are based on management’s knowledge of current events and actions that the Company may undertake in the future, actual results may differ from such estimates and such differences could be material to the financial statements. Estimates are used for, but not limited to, the valuation of accounts receivable, inventories, income taxes, assets held for sale, property, plant and equipment, intangible assets, deferred revenue, pension liabilities and contingencies.

Income Taxes

In accordance with Statement of Financial Accounting Standards (“SFAS”) No. 109, “Accounting for Income Taxes” (“SFAS 109”), the Company uses the asset and liability method to account for income taxes, including recognition of deferred tax assets for the anticipated future tax consequences attributable to differences between financial statement amounts and their respective tax bases. The Company reviews its deferred tax asset for recovery and a valuation allowance is established when the Company believes that it is more likely than not that some portion of its deferred tax asset will not be realized. Changes in valuation allowances from period to period are included in the Company’s tax provision in the period of change.

Accumulated Other Comprehensive Income / (Loss)

Accumulated other comprehensive income or loss represents changes in the minimum pension liability, net of tax and foreign currency translation adjustments. See Note 9, “Pension Liabilities” for the effects of the adoption of SFAS 158.

Net Income / (Loss) per Share

The Company computes basic earnings (loss) per common share in accordance with SFAS 128 “Earnings per Share” (“SFAS 128”) and SAB No. 98 (“SAB 98”). Under the provisions of SFAS 128 and SAB 98 basic net earnings (loss) per common share is computed by dividing the net earnings (loss) available by common stock outstanding during the period. Net earnings (loss) per share on a diluted basis is computed by dividing the net earnings (loss) for the period by the weighted average number of common and dilutive common stock equivalent shares outstanding during the period. There are no common stock equivalents.

Cash and Cash Equivalents

Cash and cash equivalents include cash on hand and amounts held in banks. The Company also considers all highly liquid investments with original maturities of three months or less at the time of purchase to be cash equivalents.

Short–Term Investments

Short-term investments are stated at fair value based on quoted market prices. Short-term investments are classified as available-for-sale based on MBBS intended use. The cost of securities sold is based on the specific identification method. The unrealized gains and losses from short-term investments are included in other comprehensive income (loss). Realized gains and losses and declines in value judged to be other than temporary are included in other income or expense. Such amounts have not been material during any of the periods presented. All short-term investments have a contractual maturity of one year or less.

Fair Values of Financial Instruments and Concentration of Credit Risk

The Company’s financial instruments consist of cash and cash equivalents, restricted cash, short-term investments, accounts receivable, other receivables, accounts payable, bank loans and loans from shareholders. The fair market value of these financial instruments approximates their carrying value, unless otherwise noted.

Financial instruments, which potentially subject us to significant concentrations of credit risk, consist primarily of cash and cash equivalents, restricted cash, short-term investments, accounts receivable and other receivables. The Company has not experienced any significant losses in such accounts.

Accounts Receivable and Allowance for Doubtful Accounts

Credit terms for our billings range from net 30 days to net 60 days, depending on the agreement reached with the specific customer. If payment is still outstanding after 6 months from invoice date, an allowance for doubtful accounts will be recorded for 100% of the invoice amount. Customary collection efforts are initiated and receivables are written off when the Company determines they are no longer collectible and the Company abandons collection efforts.

The Company evaluates the allowance for doubtful accounts on a regular basis for adequacy based upon our periodic review of the collectibility of the receivables in light of historical experience, adverse situations that may affect our customers’ ability to pay, estimated value of any underlying collateral and prevailing economic conditions. This evaluation is inherently subjective, as it requires estimates that are susceptible to significant revision as more information becomes available. The Company performs ongoing credit evaluations of our customers and generally does not require collateral as the Company believes it has certain collection measures in place to limit the potential for significant losses. Substantially all of the receivables included in the accompanying balance sheets were recovered subsequent to the respective year ends.

Inventories

Inventories consist of raw materials, work in process and finished goods and, is recorded at the lower of cost or net realizable value. Inventory is accounted for using the weighted average price method. Finished goods are mainly internally produced tags and readers.

Finished goods inventories include material, labor and overhead costs. Labor costs are allocated to inventory based on the estimated time spent for the production of each item. Overhead costs are allocated to inventory based on the same principle. Cost monitoring is updated on a monthly basis.

MBBS monitors usage reports to determine if the carrying value of any items should be adjusted due to lack of demand for the item. MBBS adjusts the inventory for estimated obsolescence (inventory judged to be unused in the manufacturing process or because of the development of replacing technologies) or unmarketable inventory equal to the difference between the cost of inventory and the estimated market value based upon assumptions regarding future demand and market conditions. If actual market conditions are less favorable than those projected by management, additional inventory write-down may be required.

Property, Plant and Equipment

Property, plant and equipment are stated at cost less depreciation. Depreciation is computed using the straight-line basis over the estimated useful lives. Upon disposal, the assets and related accumulated depreciation are removed from the Company's accounts and the resulting gains and losses are reflected in the statement of operations. Long-lived assets to be disposed of are reported at the lower of carrying amount or fair value less cost to sell. Improvements and large renewals that extend the life of an asset are capitalized, whereas maintenance and repairs and small renewals are expensed, as incurred. The estimated useful lives are:

Machinery & equipment:

8 years

Furniture & fixtures:

5 years

IT equipment:

3 years

Vehicles:

5 years

The Company accounts for long-lived assets in accordance with the provisions of SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets” (“SFAS 144”). The statement requires the Company to evaluate its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may be not recoverable. When the sum of the undiscounted future net cash flows expected to result from the use of the asset and its eventual disposition is less than its carrying amount, impairment may exist. To determine the amount of impairment, the Company compares the fair value of the asset to its carrying value. If the carrying value of the asset exceeds its fair value, an impairment loss equal to the difference is recognized.

Intangible Assets

The Company has intangible assets consisting of purchased technologies, with a gross book value of $225,508 as at December 31, 2007 and 2006 and accumulated amortization of $225,508 as at December 31, 2007 and December 31, 2006, respectively. Amortization of intangible assets with finite useful lives is computed on the straight-line basis over the estimated useful life of 5 years, since the pattern in which the economic benefits realized cannot be reasonably determined, which are based on legal and contractual provisions.

Revenue Recognition

The Company recognizes revenue when persuasive evidence of an arrangement exists, delivery has occurred or services have been rendered, the seller’s price is fixed or determinable, and collectibility is reasonably assured.

For product sales, revenue recognition generally occurs at the time of shipment, as the Company’s terms are FOB shipping point. Product returns are only accepted at the discretion of the Company and in accordance with the “Returned Goods Policy”. This policy only accepts returns for deficient products. Historically, the level of product returns has not been significant. The Company accrues for sales returns, rebates and allowances based on an analysis of historical customer returns and credits, rebates, discounts and current market conditions. The sales terms do not include any obligations to perform future services. Amounts billed to customers related to shipping and handling have been included in net sales. Shipping and handling costs included in cost of sales expense were$10,340 and $7,343 for 2007 and 2006, respectively.

The Company also enters into development projects with some of its customers. These are generally fixed price projects. As the Company does not keep track of the time spent on these projects, it is not in a position to estimate the percentage of completion at balance sheet date. Due to this fact, revenue for such projects is recognized in accordance with the completed contract method, with no costs being deferred.

In addition, the Company enters into license agreements with certain customers in which they are granted the right to use the Company's internally developed patents. The term of these agreements is 12 months with the possibility of extending for another 12 months. Under these agreements, the customers will receive a credit for medical TAGs in the amount of the license fee for products provided by MBBS to these same customers. As such, the fee is contingent and variable based on future product sales and the terms are not fixed until the 12 months period ends. Based on that, the Company defers the license fee until the 12 months period is over until it recognizes the license revenue. In instances where product sales occur within the license period, revenue will be recognized upon shipment.

Warranty costs

Limited warranties are generally provided for sales and provisions for warranty are provided at the time of product sale based upon an analysis of historical data. Warranty costs have been immaterial in the past and therefore no accrual has been set up at December 31, 2007 and December 31, 2006, respectively.

Advertising Costs

All advertising costs are expensed, as incurred. Advertising expenses were $28,668 and $46,745 for 2007 and 2006, respectively.

Research and Development Costs

Research and development costs are charged to operations as incurred. Costs related to the research, design, and development of products are charged to research and development expenses as incurred.

Foreign Currency Transactions

The Company has no foreign subsidiaries. Gains and (losses) on foreign currency exchange transactions are reflected in the statement of operations. Net transaction losses included in income for the year ended December 31, 2007 and the period ended December 31, 2006 were $706 and $1,597, respectively.

Foreign Currency Translation

The functional currency of MBBS SA is the Swiss franc. These financial statements are translated to U.S. Dollar under the current method in accordance with SFAS No. 52, "Foreign Currency Translation” for reporting purposes. Assets and liabilities are translated into U.S. Dollar equivalents at the exchange rates in effect at the balance sheet date. Average rates for the year are used to translate revenues and expenses. The cumulative translation adjustment is reported as a component of accumulated other comprehensive income (loss).

Employee Defined Benefit Plan

The Company has historically maintained a pension plan covering all employees in Switzerland; it is considered a defined benefit plan and accounted for under SFAS No. 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans”, an amendment of SFAS Nos. 87, 88, 106 and 132R (“SFAS 158”). This model allocates pension costs over the service period of employees in the plan. The underlying principle is that employees render services ratably over this period, and therefore, the income statement effects of pensions should follow a similar pattern.

SFAS 158 requires recognition of the funded status, or difference between the fair value of plan assets and the projected benefit obligations of the pension plan on the balance sheet at December 31, 2007 and December 31, 2006, respectively, with a corresponding adjustment to accumulated other comprehensive income. If the projected benefit obligation exceeds the fair value of plan assets, then that difference or unfunded status represents the pension liability.

The Company records a net periodic pension cost in the statement of operations. The liabilities and annual income or expense of the pension plan is determined using methodologies that involve several actuarial assumptions, the most significant of which are the discount rate and the long-term rate of asset return (based on the market-related value of assets). The fair values of plan assets are determined based on prevailing market prices.

Short-Term Loans

Short-term loans are recorded at fair value and derecognized when the obligation under the liability is discharged, cancelled or expires.

Where the interest rate as stated in the loan agreement is not assumed fair, the Company uses the imputed interest to calculate the present value and amortizes the resulting discount over the term of the related debt using the effective interest method. When a loan is paid in full or extinguished, any unamortized discount is removed from the related accounts and charged to other income (expense).

Where an existing financial liability is replaced by another from the same lender on substantially different terms, or the terms of an existing liability are substantially modified, such an exchange or modification is treated as a derecognition of the original liability and the recognition of a new liability, and the difference in the respective carrying amounts is recognized in the statement of operations.

Recent Accounting Pronouncements

In September 2006, the FASB issued Financial Accounting Standard No. 157, “Fair Value Measurements,” or SFAS 157. This statement defines fair value, establishes a framework for measuring fair value in accordance with generally accepted accounting principles, and expands disclosures regarding fair value measurements. This statement applies under other accounting pronouncements that require or permit fair value measurements, as the FASB previously concluded in those accounting pronouncements that fair value is a relevant measurement attribute. Accordingly, this statement does not require the Company to develop or report any new fair value measurements. It is effective for financial statements of fiscal years beginning after November 15, 2007. Earlier application is permitted provided that the reporting entity has not yet issued financial statements for that fiscal year. This statement is not expected to have a significant effect on the Company’s financial statements.

In February 2008, the FASB issued Staff Position (FSP) FAS 157-2, Effective Date of FASB Statement No. 157, which defers implementation for non-recurring financial assets and liabilities from fiscal years beginning after November 1 , 2007 to fiscal years beginning after November 15, 2008. The provisions of SFAS 157 will be applied prospectively. The statement provisions effective as of January 1, 2008, do not have a material effect on the Company’s financial position or results of operations. Management does not believe that the remaining provisions will have a material effect on the Company’s financial position or results of operations when they become effective on January 1, 2009.

On February 15, 2007, the FASB issued Financial Accounting Standard No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities, including an amendment of FASB Statement No. 115”, or SFAS 159, which creates a fair-value option allowing an entity to irrevocably elect fair value as the initial and subsequent measurement attribute for certain financial assets and financial liabilities, with changes in fair value recognized in earnings as they occur. SFAS 159 also requires an entity to report these financial assets and financial liabilities measured at fair value in a manner that separates those reported fair values from the carrying amounts of assets and liabilities measured using another measurement attribute on the face of the statement of financial position. Lastly, SFAS 159 requires an entity to provide information that would allow users to understand the effect on earnings of changes in the fair value of those instruments selected for the fair-value election. SFAS 159 is effective for fiscal years beginning after November 15, 2007, with early adoption permitted. The Company has not yet determined the effect that the implementation of SFAS 159 will have on the Company’s results of operations or financial condition.

In December 2007, the FASB issued Financial Accounting Standard No. 160, Non-controlling Interests in Financial Statements—an amendment of ARB No. 51 (“SFAS 160”). SFAS 160 requires that a non-controlling interest in a subsidiary be reported as equity and the amount of net income specifically attributable to the non-controlling interest be identified in the financial statements. It also calls for consistency in the manner of reporting changes in the parent’s ownership interest and requires fair value measurement of any non-controlling equity investment retained in a deconsolidation. SFAS 160 is effective for fiscal years beginning after December 15, 2008, with early adoption prohibited. This statement is not expected to have a significant effect on the Company’s financial statements.

In December 2007, the FASB issued Financial Accounting Standard No. 141 (revised 2007), Business Combinations (“SFAS 141R”). SFAS 141R broadens the guidance of SFAS 141, extending its applicability to all transactions and other events in which one entity obtains control over one or more other businesses. It broadens the fair value measurement and recognition of assets acquired, liabilities assumed, and interests transferred as a result of business combinations. SFAS 141R also expands on required disclosures to improve the statement users’ abilities to evaluate the nature and financial effects of business combinations. SFAS 141R applies prospectively to business combinations consummated in fiscal years beginning after December 15, 2008, and interim periods within those fiscal years. SFAS 141R is effective for fiscal years beginning after December 15, 2008, with early adoption prohibited. This statement is not expected to have a significant effect on the Company’s financial statements.

NOTE 4. SHORT TERM INVESTMENTS

The carrying values of the Company's short term investments in fixed term deposits with an original maturity of more than 3 months but less than 1 year at December 31, 2007 and December 31, 2006 were $443,774 and $0, respectively. Net unrealized gain (loss), net of tax, included in accumulated other comprehensive income were $0 and $0 at December 31, 2007, and December 31, 2006, respectively.

NOTE 5. INVENTORIES

Inventory consists of the following at December 31, 2007 and 2006:

	December 31,
	2007	2006
Raw materials	$ 97,105	$ 63,799
Work in process	6,009	19,621
Finished goods	299,211	262,321
Total inventories, net	$ 402,325	$ 345,741

Reserves for obsolescence of raw materials were $18,741 and $20,048 at December 31, 2007 and 2006, respectively. Reserves for work in process were $6,676 and $0 at December 31, 2007 and 2006, respectively. Reserves for finished goods were $38,030 and $0 at December 31, 2007 and 2006, respectively.

NOTE 6. ASSETS HELD FOR SALE

Upon decision of management in fall of 2007, some idle machines and production equipment were classified as assets held for sale, at December 31, 2007 and ceased depreciation. Upon recognition as assets held for sale, the Company adjusted the carrying value of these assets down to the fair value less cost to sell. The impairment loss of $64,383 is included in income from continuing operations before income taxes in the income statement and shown as a separate line under the operating expenses in the statements of operations for the year ended December 31, 2007. Management is expecting to sell these assets before the end of fiscal year 2008.

These machines were purchased in fall 2001 and upgraded in the beginning of 2002, but were never used in the production. In fall of 2007, the management decided to sell them and received offers from potential buyers for a total price of $177,510. This amount was considered as the fair value for these assets.

NOTE 7. PROPERTY, PLANT AND EQUIPMENT

At December 31, 2007 and 2006 property, plant and equipment consisted of the following:

	December 31,
	2007	2006
Machinery and equipment	$ 1,224,227	$ 2,140,061
Furniture and fixtures	184,813	170,721
IT equipment	300,793	274,103
Vehicles	2	2
Less: accumulated depreciation	(1,400,972)	(1,791,982)
Property, plant and equipment, net	$ 308,863	$ 792,905

Depreciation expense for property, plant and equipment for the years ended December 31, 2007 and 2006 was $299,817 and $286,150, respectively.

NOTE 8. INTANGIBLE ASSETS

At December 31, 2007 and 2006, intangible assets consisted of the following:

	December 31,
	2007	2006
Purchased technologies (5 years)	$ 225,508	$ 225,508
Less: accumulated amortization	(225,508)	(225,508)
Intangible assets, net	$ -	$ -

Amortization expense for other intangible assets for the years ended December 31, 2007 and 2006 was $0 and $40,525, respectively.

NOTE 9. PENSION LIABILITIES

MBBS has set up its pension plan through affiliation to a multi-employer plan, the plan “BVG” of Allianz Suisse Life Insurance Company. The pension plan is a defined benefit plan, and payments to the plan are made in equal parts by the employee (through withholding) and the employer. Contributions are based on the age of the employees and vary between 7% and 18%.

The Company early adopted FASB issued Financial Accounting Standard No. 158 "Employers' Accounting for Defined Benefit Pension and Other Postretirement Plan", an amendment of FASB Statements No. 87, 88, 106, and 132(R) ("SFAS 158") as of December 31, 2006.

In accordance with SFAS 158, the Company recorded a corresponding reduction of $28,626, net of tax, to the December 31, 2006 balance of accumulated other comprehensive income.

The incremental effect of applying SFAS 158 is as follows:

	Before adoption of		After adoption of
	SFAS 158	Adjustments	SFAS 158
Pension liabilities	$ 347,139	$ 28,626	$ 375,765
Total non-current liabilities	347,139	28,626	375,765
Accumulated other comprehensive income	565,757	(28,626)	528,131
Total shareholder's equity (deficiency)	(13,446,824)	(28,626)	(13,475,450)
Total liabilities and shareholders' equity (deficiency)	$ 1,414,010	$ -	$ 1,414,010

Net Period Pension Cost:

The net periodic pension expense includes the following components:

	2007	2006

Net periodic pension cost
Service cost (employer)	$ 97,575	$ 104,727
Interest cost	63,399	58,648
Expected return on plan assets	(60,257)	(56,743)
Net periodic pension cost	$ 100,717	$ 106,632

A summary of the changes in benefit obligation and plan assets is as follows:

Year Ended December 31,	2007	2006

Changes in the Projected Benefit Obligation (PBO)
PBO at beginning of year	$ 2,130,772	$ 1,817,570
Interest cost	63,399	58,648
Service cost (employer)	97,575	104,727
Contributions by plan participants	77,839	101,978
Benefits (paid) / deposited	(278,823)	(112,519)
Actuarial (gain) / loss on obligation (balancing figure)	(310,062)	12,413
Foreign currency adjustment	152,974	147,955
PBO at end of year	$ 1,933,674	$ 2,130,772

Changes in the fair value of plan assets
Fair value of plan assets at beginning of year	$ 1,755,007	$ 1,500,981
Actual return on plan assets	43,041	40,531
Contributions by the employer	77,839	101,978
Contributions by plan participants	77,839	101,978
Benefits (paid) / deposited	(278,823)	(112,519)
Foreign currency adjustment	139,620	122,058
Fair value of plan assets at end of year	$ 1,814,523	$ 1,755,007

Funded status of the plan at year end (underfunded)	$ 119,151	$ 375,765
Pension liabilities recognized on the balance shet due after one year	$ 119,151	$ 375,765

Amounts recognized in other comprehensive income (loss)
Unrecognized actuarial (loss) gain (net of tax, $0 for 2007 and $0 for 2006)	$ 292,846	$ -
Amount recognized as component of stockholders' equity (deficiency)	$ 292,846	$ -

Unrecognized Actuarial Gain (Loss):

The unrecognized actuarial gain (loss) recorded in accumulated other comprehensive income includes the following components:

Year Ended December 31,	2007	2006

Net loss / (gain) at beginning of year	$ 28,626	$ -
Adoption of SFAS 158	-	28,626
Current year actuarial loss / (gain) on plan assets	17,216	-
Current year actuarial loss / (gain) on benefit obligation	(310,062)	-
Foreign currency adjustment	-	-
Net loss / (gain) at end of year	$ (264,220)	$ 28,626

The amount in accumulated other comprehensive income as of December 31, 2007 that is expected to be recognized as a component of the net periodic pension costs in subsequent year is $8,428.

The calculations were made with the following actuarial assumptions:

Actuarial assumptions	2007	2006
Discount rate	3.75%	3.00%
Expected return on assets	4.25%	3.50%
Future salary increases	1.50%	1.50%
Future pension increases	0.00%	0.00%
Expected average remaining working lives in years	10.60%	11.20%

The discount rate of 3% for 2006 and 3.75% for 2007 is based on an assumed pension benefit maturity of 10 to 15 years. The rate was estimated using the rate of return for high quality Swiss corporate bonds that mature in eight years. This maturity was used as there are significant numbers of high quality Swiss bonds, but very few bonds issued with maturities with longer lives. As of December 31, 2007, the rate for high quality Swiss corporate bonds was 3.45%. In order to determine an appropriate discount rate, the eight year rate of return was then extrapolated along the yield curve of Swiss government bonds.

The salary increase rate of 1.5% was based on the Company’s best assessment for on-going increases over time. The expected long-term rate of return on plan assets is based on the expected asset allocation and assumptions concerning long-term interest rates, inflation rates, and risk premiums for equities above the risk-free rates of return. These assumptions take into consideration historical long-term rates of return for relevant asset categories.

Plan Assets:

The allocation of the assets of the plans at the measurement dates was as follows:

	2007	2006

Liquid assets	$ 72,292	$ 7,013
Bonds	1,378,965	1,236,044
Equity world	110,245	259,482
Real estate (including real estate funds)	249,406	250,715
Others	3,615	1,753
Total	$ 1,814,523	$ 1,755,007

The Company has contracted with the Allianz Suisse Life Insurance Company’s BVG multi-employer plan to manage the Swiss Plan. The investment strategy is determined by the Swiss insurance company and applies to all members of the multi-employer plan.

The Company expects to pay benefits in each of the next five fiscal years and in the aggregate for the five fiscal years thereafter of approximately:

2007

Forecast of benefit payments
December 31, 2008	$ 39,704
December 31, 2009	41,546
December 31, 2010	43,485
December 31, 2011	45,531
December 31, 2012	53,531
Five fiscal years ended December 31, 2017	313,545
Total benefit payments for the ten fiscal years ended December 31, 2007	$ 537,342

The Company expects to make contributions to the plans of approximately $85,169 in the fiscal year ending December 31, 2008. This contribution is primarily contractual.

NOTE 10. BANK LOAN

In May 2000, MBBS Holding SA contracted a CHF loan with a local bank for an amount of $829,133. As per the contract, the repayment terms were the following: no payment for the first two years, then payments of $174,710 every six months, until September 2004. The first repayment date was September 30, 2002. At the same time, a second loan CHF denominated of $829,133 was contracted and guaranteed by the SECO (state secretariat for economic affairs). As per the contract, the repayment terms were the following: no payment for the first two years, then payments of $174,710 every six months, until September 2004. The first repayment date was September 30, 2002. Until the end of 2006, these loans bore interest (5.75% and 4.75%, respectively) and this interest was paid regularly by the Company. However, these loans have never been repaid. During the first semester of 2007, the bank cancelled part of these loans in the amount of $2,249,220, and at the same time, the remaining $83,304 was reimbursed to the bank.

	2007	2006

Balance, January 1	$ 2,295,646	$ 2,127,821
Extinguishment of debt	(2,249,220)	-
Repayment of outstanding amount	(83,304)	-
Foreign exchange translation adjustment	36,878	167,825
Balance, December 31	$ -	$ 2,295,646

NOTE 11. LOANS FROM SHAREHOLDERS

From 2002 to 2007, two shareholders granted loans to the Company.  The repayment terms of the loan granted by the first shareholder (shareholder A) were the following: the loan becomes due in its entirety at the end of the contract on December 31, 2007 or is renewed. This loan bears no interest. In accordance with the Accounting Principle Board (“APB”) No. 21, “Interest on Receivables and Payables”, the loan is discounted at 5% (same as the interest rate on loan from shareholder B). The discount of the loan is $0 and $568,830, as of December 31, 2007 and December 31, 2006, respectively. The net amounts were as shown in the table below "Loan from Shareholder A". This amounted to interest expense of $282,077 and $401,878, for the year ended as of December 31, 2007 and as of December 31, 2006, respectively. The portion of the loans granted after June 30, 2007 amounting to $1,637,526 is interest free and due on demand.

The repayment terms of the loan granted by the second shareholder (shareholder B) were the following: the loan expires on December 31, 2005. Although the second loan bears interest (5.00% for 2007 and 4.25% for 2006), the shareholder's right to claim the interest on this loan was forgiven as of each year end, due to the bad net incomes of the Company. Based on that, the interest was calculated and recorded to additional paid in capital in each year. This amounted to interest expense of $38,528 and $62,717, for the year ended December 31, 2007 and December 31, 2006, respectively.

Neither of these loans was paid-off as they were extinguished on June 30, 2007. The extinguishment was accounted for as a capital contribution and recorded in additional paid in capital. The unamortized discount of the loan from shareholder A on the date of extinguishment in the amount of $286,753 was recorded as loss on extinguishment of debt for the year-ended December 31, 2007.

Loan from Shareholder A	2007	2006

Balance, January 1	$ 10,196,907	$ 6,888,332
Extinguishment of debt	(10,323,500)	-
Loss on extinguishment of debt	286,753	-
Conversion to capital stock	(592,026)	-
Interest expense	282,077	401,878
Imputed interest on proceeds from shareholder loans	-	(120,449)
Proceeds from shareholders	1,536,967	2,408,981
Foreign exchange translation adjstment	250,348	618,165
Balance, December 31	$ 1,637,526	$ 10,196,907

Loan from Shareholder B	2007	2006

Balance, January 1	$ 1,516,766	$ 1,405,882
Extinguishment of debt	(1,541,153)	-
Conversion to capital stock	-	-
Proceeds from shareholders	-	-
Foreign exchange translation adjustment	24,387	110,884
Balance, December 31	$ -	$ 1,516,766

NOTE 12. COMMON STOCK

The Company has 4,086,000 and 6,880,000 shares of common stock authorized at December 31, 2007 and 2006 respectively, $0.83 par value per share, and 2,800,000 and 5,594,000 shares issued and outstanding.

In 2007, a restructuring of the Company occurred before the merger took place. A decision was made by the shareholders of the Company to cancel part of their loan at a global amount of 11,864,653. Bank credits were also cancelled in the amount of $2,249,220. Following this extinguishment of debts, the common stock as at June 30, 2007 decreased from $3,357,140 to $0, and subsequently increased to $2,278,645. This increase was performed through the conversion of shareholders’ loan for $592,026 and cash proceeds of $1,686,619. The costs related to the issuance of shares amounting $28,197 was recorded as a reduction in additional paid in capital. The purpose of the decrease in common stock followed by subsequent increase in common stock is to remediate the over indebtedness of the Company and to provide fresh cash to the Company. The capital decrease was accounted for in additional paid in capital whereas the increase was recorded at fair value in common stock.

Through this restructuring, one of the Company’s shareholder’s (Sandoz FF Holding SA) stake in MBBS increased from 28% to 74%, which represents a change in control.

NOTE 13. INCOME TAXES AND NET OPERATING LOSS CARRYFORWARDS

In June 2006, the Financial Accounting Standards Board issued interpretation No. 48 (“FIN 48”), “Accounting for Uncertainty in Income Taxes – an interpretation of SFAS No 109”. FIN 48 clarifies the accounting for uncertainty in income taxes recognized in the financial statements in accordance with SFAS No 109, “Accounting for Income Taxes.” FIN 48 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For these benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by the taxing authorities. The amount recognized is measured as the largest amount of benefit that is greater than 50% likely of being realized upon ultimate settlement. The provisions of FIN 48 were effective for the Company as of January 1, 2007, and required application of FIN 48 to all existing tax positions upon initial adoption. The adoption of the standard had no effect on the Company’s financial condition or results of operation.

The Company identified an uncertain tax position with respect to Microcid SA. Due to the move from one city to another in 2006 the tax authorities of the first city reassessed the Company's tax exemption. The Company recorded a liability of $45,964 under SFAS No. 5, "Accounting for Contingencies" ("SFAS 5") in 2006 to account for this tax exposure related to periods from 1999 to 2005. For the same reason, the Company recorded $7,983 for interest and penalties as a component of the provision for income taxes in 2006. Upon adoption of FIN 48, there were no other uncertain tax positions identified. Hence, the amounts of unrecognized tax benefits at January 1, 2007 and December 31, 2007 were $45,964.

The final tax assessment for fiscal year 2006 has been received for the three companies during 2008. The fiscal year 2007 remains subject to examination by the Swiss tax authorities.

As of December 31, 2007 and 2006 respectively, the components of deferred income tax assets and liabilities, assuming expected enacted income tax rates of approximately 30%, were as follows:

	December 31,
	2007	2006

Short term deferred assets (liabilities)
Accounts receivable	$ 17,543	$ 60,495
Inventories	(137)	(16,614)
Deferred revenue	14,645	29,024
Accrued expenses and other liabilities	19,472	(27,376)
Loan from shareholder	-	(167,951)
NOL	1,512,520	775,412
Allowance	(`1,565,043)	(652,990)
Total	$ -	$ -

Long term deferred assets (liabilities)
Property, plant & equipment	$ 130,687	$ 84,094
Other intangible assets	55,877	611,566
Foundation charges	-	957
Pension liability	35,745	112,729
Additional paid in capital	12,315	56,479
Other comprehensive income	84,046	(8,827)
NOL	6,332,536	6,669,654
Allowance	(6,651,206)	(7,526,652)
Total	$ -	$ -

The provision for (benefit from) income taxes consists of the following:

Year Ended December 31,
	2007	2006

Current tax provision	$ -	$ 53,947
Deferred tax provision	-	-
Total	$ -	$ 53,947

The Company has net losses for financial reporting purposes. Recognition of deferred tax assets will require generation of future taxable income. Due to the Company’s recent losses it believes that it is not more likely than not that all or a portion of the deferred tax assets may be realized. Therefore, the Company established a valuation allowance on net deferred tax assets of $8,216,249 as at December 31, 2007 and $8,179,643 at  December 31, 2006. The net loss was generated in Switzerland only.

As of December 31, 2007, the Company had net operating loss carry-forwards for Swiss tax purposes of $26,153,522, expiring at various times from the years ending 2008 to 2014.

2007

2008	$ 5,045,067
2009	6,150,321
2010	4,413,417
2011	4,004,283
2012	3,706,120
2013	748,060
2014	2,086,254
Total tax-deductible loss carry forward	$ 26,153,522

A reconciliation of the effective tax rate to the federal statutory tax rate of 35 % is as follows:

	December 31,
	2007	2006

Income (loss) before income tax	$ (309,995)	$ (3,317,700)
Statutory tax rate (35%)	108,498	1,161,195

Foreign tax rate differences	(15,500)	(165,885)
Permanent differences
- Related to the restructuring as discussed in Note 12	(692,343)	-
Valuation allowance	599,345	(995,310)
Prior year adjustment	-	45,964
Interest	-	7,983
Effective provision for (benefit from) income taxes	$ -	$ 53,947

NOTE 14. COMMITMENTS AND CONTINGENCIES

Property and Rental Agreements

On April 1, 2006, MBBS signed an agreement for the rental of its premises until March 31, 2011. The agreement cannot be cancelled or terminated before March 31, 2011, and is renewed tacitly for a 5-year period unless notice for cancellation is given one year in advance. The annual rent from 2006 to 2011 is fixed to $133,133. Therefore, as at December 2007, the contingent liability related to this rental agreement reaches an amount of $432,680.

Litigation

The Company is subject to routine litigation from time to time incidental to its business or its employees. On August 28, 2008, a court case was settled with a former employee, and a provision of $4,582 has been accounted for in the accounts of the Company, as at December 31, 2007.

NOTE 15.  PRODUCT, SEGMENT AND GEOGRAPHIC INFORMATION

The Company’s operating division consists of a geographically based entity in Switzerland. The Company operates in one reportable segment: the sale, design, manufacture, marketing and support of RFID tags. All long-lived assets are located in Switzerland. The following table summarizes total net revenues attributed to significant countries:

	Year Ended December 31,
	2007	2006

Switzerland	$ 322,337	$ 577,930
France	318,746	98,720
Canada	99,245	6,046
Germany	80,124	74,525
Other countries	151,664	219,867
Total net revenue	$ 972,116	$ 977,088

NOTE 16. MAJOR CUSTOMERS

The Company’s major customers are the following, in terms of percentage of revenue:

	Year Ended December 31,
	2007		2006

Digisens (Switzerland)	$ 164,444	17%	$ 331,481	34%
Sateco (France)	$ 120,017	12%

As at December 31, 2007 and December 31, 2006, the following customers accounted for more than 10% of our total of accounts receivable:

	December 31,
	2007		2006

Sateco (France)	$ 31,584	13%	$ -	0%
Augar (France)	$ 29,170	12%	$ 18,942	15%
Etilux (Belgique)	$ 23,839	10%	$ 24,596	20%
IS Medical (France)			$ 35,020	29%

NOTE 17. SUBSEQUENT EVENTS

There have been no material events and actions undertaken or anticipated by the Company and not otherwise reflected in the notes to the financial statements.